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                                                                    EXHIBIT 99.6


   FORM OF PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF SYNETIC, INC.
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                                REVOCABLE PROXY
                                 SYNETIC, INC.


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
 SPECIAL MEETING OF STOCKHOLDERS -- JULY 23, 1999
       THIS PROXY IS SOLICITED ON BEHALF OF
   THE BOARD OF DIRECTORS OF SYNETIC, INC.


     The undersigned hereby appoints Kirk G. Layman, Charles A. Mele and Paul
C. Suthern, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the Special Meeting of Stockholders of Synetic Inc. ("Synetic") to be held at the Saddle Brook Marriott Hotel, Garden State Parkway at Interstate 80 in Saddle Brook, New Jersey, commencing at 9:30 A.M., local time, on July 23, 1999 and at any and all adjournments or postponements thereof, on the matters set forth below, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the meeting. This Proxy revokes all prior proxies given by the undersigned. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

The Synetic Board of Directors recommends a vote FOR each of the following
Proposals:

1. A proposal to issue up to 18,202,213 shares of Synetic Common Stock in exchange for shares of Medical Manager Common Stock pursuant to the Agreement and Plan of Merger, dated as of May 16, 1999, among Synetic, Martin Merger Sub, Inc., a wholly owned subsidiary of Synetic and Medical Manager Corporation.

                    FOR               AGAINST            ABSTAIN

                  /   /               /   /               /   /


2. A proposal to amend and restate Article One of the Synetic Certificate of Incorporation, effective at the effective time of the merger, as follows: "The name of this Corporation (hereinafter called the "Corporation") is MEDICAL MANAGER CORPORATION."

                    FOR               AGAINST            ABSTAIN

                  /   /               /   /               /   /

3. A proposal to amend and restate the first paragraph of Article Four of the Synetic Certificate of Incorporation, effective at the effective time of the merger, as follows: "The Corporation shall have the authority, to be exercised by the board of directors, to issue a total of 310,000,000 shares consisting of 300,000,000 shares of common voting stock of the par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock of the par value of $0.01 per share (the "Preferred Stock")."

                    FOR               AGAINST            ABSTAIN

                  /   /               /   /               /   /


4. A proposal to amend and restate Article Nine of the Synetic Certificate of Incorporation, effective at the effective time of the merger, as follows: "The original By-Laws of the Corporation shall be adopted by the Incorporator. Thereafter, in furtherance and not in limitation of the power conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation."

                    FOR               AGAINST            ABSTAIN

                  /   /               /   /               /   /

5. A proposal to grant options to purchase 650,000 shares of Synetic Common Stock to each of Michael A. Singer and John H. Kang pursuant to their respective employment agreements.

                    FOR               AGAINST            ABSTAIN

                  /   /               /   /               /   /



Please be sure to sign and date
this Proxy in the box below.       Date ______________



Stockholder sign above _______________Co-holder (if any) sign above
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- Detach above card, sign, date and mail in postage paid envelope provided. -


                                 SYNETIC, INC.

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     This proxy revokes all prior proxies given by the above signed and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy, when properly executed will be voted for each proposal set forth hereon and in the discretion of the proxies on all other matters that may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus (with all enclosures and attachments) related to the Special Meeting.

     Please sign name exactly as imprinted (do not print). Please include any changes in address. If shares are held jointly EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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